As Filed Pursuant to Rule 424(b)(5)
Registration No. 333-284510

PROSPECTUS SUPPLEMENT

(To Prospectus Dated January 27, 2025)

Up to $21,000,000,000

Class A Common Stock

We have entered into a Sales Agreement (the “Sales Agreement”) with TD Securities (USA) LLC, The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Cantor Fitzgerald & Co., Mizuho Securities USA LLC, Santander US Capital Markets LLC, and SG Americas Securities, LLC (collectively, the “Agents”), dated May 1, 2025, relating to the sale of shares of our class A common stock, par value $0.001 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell shares of our class A common stock having an aggregate offering price of up to $21,000,000,000 from time to time through one or more of the Agents, acting as our sales agents.

Our class A common stock is listed on The Nasdaq Global Select Market under the trading symbol “MSTR.” On April 29, 2025, the last sale price of our class A common stock as reported on The Nasdaq Global Select Market was $381.45 per share.

Sales of our class A common stock, if any, under this prospectus supplement may be made at market prices by any method permitted by law that are deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). None of the Agents are required to sell any specific amount, but each will act as our sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The compensation to the Agents for sales of class A common stock sold pursuant to the Sales Agreement will be up to 2.0% of the gross proceeds of any shares of class A common stock sold under the Sales Agreement. In connection with the sale of the class A common stock on our behalf, the selling Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of such Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including civil liabilities under the Securities Act or Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our business and an investment in our class A common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-11 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

TD Cowen	The Benchmark Company	BTIG	Canaccord Genuity
Cantor	Mizuho	Santander	SOCIETE GENERALE

May 1, 2025

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before purchasing any of the class A common stock that we are offering, you should carefully read this prospectus supplement, the accompanying prospectus and all of the information contained in the documents incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find Additional Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, utilizing a “shelf” registration process. By using a shelf registration statement, we may sell an unspecified amount of securities from time to time. Under this prospectus supplement, we may from time to time sell shares of our class A common stock having an aggregate offering price of up to $21,000,000,000, at prices and on terms to be determined by market conditions at the time of the offering.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein and filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part or have been filed or will be filed as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described under the heading “Where You Can Find Additional Information; Incorporation by Reference.” We further note that the representations, warranties and covenants made by us in any agreement that was filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part or any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the Agents have not, authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus filed by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not, and the Agents have not, authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, even though this prospectus supplement and the accompanying prospectus or any related free writing prospectus is delivered, or class A common stock is sold, on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” or “Risk Factor Updates” contained or incorporated by reference in this prospectus and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Strategy,” “MicroStrategy,” the “Company,” “we,” “us,” and “our” refer to MicroStrategy Incorporated d/b/a Strategy and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus, and the information incorporated by reference in this prospectus, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical facts, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “targeted,” “goal” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. The principal risks, uncertainties and other important factors that have affected or may affect our business and that have caused or could cause our actual results to differ materially include the following, as well as the other risks detailed in the “Risk Factors” and “Risk Factor Updates” sections contained in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference herein and therein, without limitation:

Risks Related to Our Business in General

•	Our quarterly operating results, revenues, and expenses may fluctuate significantly, which could have an adverse effect on the market price of our class A common stock;

•	We may not be able to regain profitability in future periods;

•	A significant decrease in the market value of our bitcoin holdings could adversely affect our ability to satisfy our financial obligations;

•	Unrealized fair value gains on our bitcoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022;

Risks Related to Our Bitcoin Strategy and Holdings

•	Our bitcoin strategy exposes us to various risks associated with bitcoin;

•

Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin have in the past influenced and are likely to continue to influence our financial results and the market price of our class A common stock;

•	Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty;

•	Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our bitcoin holdings;

•	The availability of spot exchange-traded products (“ETPs”) for bitcoin and other digital assets may adversely affect the market price of our class A common stock;

•	Our bitcoin strategy subjects us to enhanced regulatory oversight;

•	Bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes;

•	The concentration of our bitcoin holdings enhances the risks inherent in our bitcoin strategy;

•	Our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents;

•

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected;

•	We face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin;

•

Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of bitcoin and the market price of our class A common stock;

•	We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers;

•	Our bitcoin strategy exposes us to risk of non-performance by counterparties;

Risks Related to Our Enterprise Analytics Software Business Strategy

•	We derive revenue from a single software platform and related services as well as revenue from our installed customer base;

•

As our customers increasingly shift from a product license model to a cloud subscription model, we could face higher future rates of attrition, and such a shift could continue to affect the timing of revenue recognition or reduce product licenses and product support revenues;

•

Integration of artificial intelligence into our enterprise analytics product offerings and our use of artificial intelligence in our operations could result in reputational or competitive harm, legal liability, and other adverse effects on our business;

Risks Related to Our Technology and Intellectual Property

•	Third parties may claim we infringe their intellectual property rights;

•	Changes in third-party software or systems or the emergence of new industry standards could materially adversely affect the operation of and demand for our existing software;

•

The nature of our software makes it particularly susceptible to undetected errors, bugs, or security vulnerabilities, which could cause problems with how the software performs and, in turn, reduce demand for our software, reduce our revenue, and lead to litigation claims against us;

Risks Related to Our Operations

•	Business disruptions could materially adversely affect our operating results or result in a material weakness in our internal controls;

•

We face a variety of risks in doing business with U.S. and foreign federal, state, and local governments and government agencies, including risks related to the procurement process, budget constraints and cycles, termination of contracts, and compliance with government contracting requirements;

•

If we are unable to recruit or retain skilled personnel, or if we lose the services of Michael J. Saylor, our business, operating results, and financial condition could be materially adversely affected;

•

Changes in laws or regulations relating to privacy or the collection, processing, disclosure, storage, localization, or transmission of personal data, or any actual or perceived failure by us or our third-party service providers to comply with such laws and regulations, contractual obligations, or applicable privacy policies, could materially adversely affect our business;

•

If we experience a disruption due to a cybersecurity attack or security breach and unauthorized parties obtain access to data, networks or other systems, we may incur significant legal and financial liabilities, and our business could be materially adversely affected;

•

Our having entered into an indemnification agreement with Michael J. Saylor, our Chairman of the Board of Directors and Executive Chairman, that supplements our conventional director and officer liability insurance provided by third-party insurance carriers could negatively affect our business and the market price of our class A common stock;

Risks Related to Our Class A Common Stock

•	The market price of our class A common stock has been and may continue to be volatile;

•

Because of the rights of our two classes of common stock and because Michael J. Saylor, who beneficially owns the majority of our class B common stock, controls a significant portion of our total voting power, Mr. Saylor has significant influence over matters that require approval of our stockholders and as a result could impede a third party from acquiring us, or limit the ability of our other stockholders to influence corporate matters;

•	Future sales of securities by us could depress the price of our class A common stock;

•

Our outstanding series of preferred stock are senior to our class A common stock with respect to liquidation and dividends, which could result in lower or no payments to the holders of class A common stock upon a liquidation, dissolution or winding up;

Risks Related to Our Outstanding and Potential Future Indebtedness

•

Our level and terms of indebtedness could adversely affect our ability to raise additional capital to further execute on our bitcoin strategy, fund our enterprise analytics software operations, and take advantage of new business opportunities;

•	We may be unable to service our indebtedness, which could cause us to default on our debt obligations and could force us into bankruptcy or liquidation;

•

We may not have the ability to raise the funds necessary to settle conversions of our outstanding convertible notes in cash or to repurchase the convertible notes for cash upon a fundamental change, or to repurchase convertible notes if noteholders exercise their repurchase rights, and any future debt may contain limitations on our ability to engage in cash settled conversions or repurchases of convertible notes;

•

Despite our current level of indebtedness, we may incur substantially more indebtedness and enter into other transactions in the future which could further exacerbate the risks related to our indebtedness; and

Other Risks

•

the other risks detailed in this prospectus supplement and in the “Risk Factors” and “Risk Factor Updates” sections in the accompanying prospectus or in documents incorporated by reference herein and therein.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus supplement may not in fact occur. The forward-looking statements made in this prospectus supplement relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the information relating to the risks of investing in our class A common stock provided under “Risk Factors” beginning on page S-11 of this prospectus supplement and the other risks detailed in the “Risk Factors” and “Risk Factor Updates” sections contained in documents incorporated by reference in this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

Business Overview

Strategy is the world’s first and largest Bitcoin Treasury Company. We are a publicly traded company that has adopted Bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as cash flows from our operations, we strategically accumulate Bitcoin and advocate for its role as digital capital. Our treasury strategy is designed to provide investors varying degrees of economic exposure to Bitcoin by offering a range of securities, including equity and fixed income instruments.

In addition, we provide industry-leading AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere. We leverage our development capabilities to explore innovation in Bitcoin applications, integrating analytics expertise with our commitment to digital asset growth. We believe our combination of operational excellence, strategic Bitcoin reserve, and focus on technological innovation positions us as a leader in both the digital asset and enterprise analytics sectors, offering a unique opportunity for long-term value creation.

Bitcoin Strategy

Our bitcoin strategy generally involves from time to time, subject to market conditions, (i) issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin and (ii) acquiring bitcoin with our liquid assets that exceed working capital requirements. We intend to fund further bitcoin acquisitions primarily through issuances of class A common stock and a variety of fixed income instruments, including debt, convertible notes and preferred stock.

We view our bitcoin holdings as long-term holdings and expect to continue to accumulate bitcoin. We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional financings to purchase additional bitcoin. This overall strategy also contemplates that we may (i) periodically sell bitcoin for general corporate purposes or in connection with strategies that generate tax benefits in accordance with applicable law, (ii) enter into additional capital raising transactions that are collateralized by our bitcoin holdings, and (iii) consider pursuing strategies to create income streams or otherwise generate funds using our bitcoin holdings.

Additionally, we periodically engage in advocacy and educational activities regarding the continued acceptance and value of Bitcoin as an open, secure protocol for an internet-native digital capital asset, and we leverage our software development capabilities to explore innovation in Bitcoin applications.

Enterprise Analytics Software Strategy

Strategy is a pioneer in AI-powered business intelligence (BI), and a global leader in enterprise analytics solutions. We provide software and services designed to turn complex, chaotic data environments into rich, reliable, and convenient information feeds for our customers. Our vision is to drive growth and competitive advantage for our customers by delivering Intelligence Everywhere.

Our cloud-native flagship, Strategy One, powers some of the largest analytics deployments in the world for customers spanning a wide range of industries, including retail, banking, technology, manufacturing, insurance, consulting, healthcare, telecommunications, and the public sector.

Integral to the Strategy One platform are Generative AI capabilities that are designed to automate and accelerate the deployment of AI-enabled applications the enterprise. By making advanced analytics accessible through conversational AI, Strategy One provides non-technical users with timely, actionable insights for decision-making.

Strategy One combines the flexibility and scalability afforded by a modern, cloud application with the reliability and security of our robust data governance model. It empowers users by making rich analytics easily accessible and personalized, while enabling organizations to harness the value of their data wherever it is needed.

Corporate Information

We are a Delaware corporation, and our principal executive offices are located at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182. Our telephone number is (703) 848-8600. Our website address is www.strategy.com. Website materials are not part of, and are not incorporated by reference into, this prospectus.

Strategy, MicroStrategy, Strategy One, Strategy Auto, Intelligence Everywhere, HyperIntelligence, Strategy Consulting, Strategy Education, Strategy Cloud, Enterprise Semantic Graph, Strategy Services, Strategy Professional Services, Strategy Support, and Intelligent Enterprise are either trademarks or registered trademarks of MicroStrategy Incorporated d/b/a Strategy and its subsidiaries in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

THE OFFERING

Class A common stock offered by us	Shares of our class A common stock having an aggregate offering price of up to $21,000,000,000.

Class A common stock to be outstanding immediately after this offering	Up to 308,814,639 shares, assuming sales of $21,000,000,000 shares of our class A common stock in this offering at a price of $381.45 per share, which was the last reported sale price of our class A common stock on The Nasdaq Global Select Market on April 29, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

As of the date hereof, we have 10,330,000,000 shares of class A common stock authorized for issuance under our Second Restated Certificate of Incorporation (as amended and supplemented to date, the “Certificate of Incorporation”).

Manner of offering	“At the market” offering that may be made from time to time through the Agents. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin, paying cash dividends on our outstanding preferred stock, and for working capital. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Bitcoin is a highly volatile asset that has traded below $50,000 per bitcoin and above $105,000 per bitcoin in our principal market in the 12 months preceding the date of this prospectus supplement. Bitcoin does not pay interest or other returns and so our ability to generate cash from our bitcoin holdings depends on sales. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering, and there can be no assurance as to whether or when we will realize any cash proceeds from our contemplated acquisition of bitcoin.

Nasdaq Global Select Market symbol	“MSTR”

Risk factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-11, the “Risk Factors” and “Risk Factor Updates” sections contained in documents incorporated by reference in this prospectus, and the other information included in, or incorporated by reference into, this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our class A common stock.

The number of shares of our class A common stock that will be outstanding immediately after this offering as shown above is based on 253,761,553 shares outstanding as of April 29, 2025. For purposes of this calculation, the number of outstanding shares as of April 29, 2025 is deemed to include shares of class A common stock, if any, that were sold under at-the-market equity offerings programs or that were to be issued pursuant to options that had been exercised or restricted stock units that have vested, but which in each case were pending issuance as of such date. The number of shares outstanding as of April 29, 2025 as used throughout this prospectus supplement, unless otherwise indicated, excludes:

•	4,411,698 shares of class A common stock issuable upon exercise of stock options outstanding as of April 29, 2025 at a weighted average exercise price of $41.00 per share;

•	1,134,170 shares of class A common stock issuable upon the vesting of restricted stock units outstanding as of April 29, 2025;

•	564,644 shares of class A common stock issuable upon the vesting of performance stock units outstanding as of April 29, 2025;

•

2,812,927 and 476,404 additional shares of class A common stock available as of April 29, 2025 for future issuance under our 2023 Equity Incentive Plan, as amended, and 2021 Employee Stock Purchase Plan, respectively;

•	19,640,250 shares of class A common stock issuable upon conversion of shares of class B common stock issued and outstanding as of April 29, 2025;

•

5,513,489 shares of class A common stock potentially issuable as of April 29, 2025 upon conversion of our 0.625% Convertible Senior Notes due 2028, subject to adjustment in accordance with the terms of such notes;

•

4,461,600 shares of class A common stock potentially issuable as of April 29, 2025 upon conversion of our 0% Convertible Senior Notes due 2029, subject to adjustment in accordance with the terms of such notes;

•

5,341,600 shares of class A common stock potentially issuable as of April 29, 2025 upon conversion of our 0.625% Convertible Senior Notes due 2030, subject to adjustment in accordance with the terms of such notes (the “2030A Convertible Notes”);

•

4,614,400 shares of class A common stock potentially issuable as of April 29, 2025 upon conversion of our 0% Convertible Senior Notes due 2030, subject to adjustment in accordance with the terms of such notes;

•

2,593,932 shares of class A common stock potentially issuable as of April 29, 2025 upon conversion of our 0.875% Convertible Senior Notes due 2031, subject to adjustment in accordance with the terms of such notes (the “2031 Convertible Notes”);

•

3,915,200 shares of class A common stock potentially issuable as of April 29, 2025 upon conversion of our 2.25% Convertible Senior Notes due 2032, subject to adjustment in accordance with the terms of such notes;

•

819,658 shares of class A common stock issuable upon conversion of the 8,196,581 shares of 8.00% Series A Perpetual Strike Preferred Stock, par value $0.001 per share (the “Perpetual Strike Preferred Stock”) outstanding as of April 29, 2025; and

•

23,508,406 shares of class A common stock issuable upon conversion of 235,084,069 shares of Perpetual Strike Preferred Stock which remain available for sale as of April 29, 2025 (assuming such shares are sold at $89.00 per share, the last sale price of our Perpetual Strike Preferred Stock as reported on the Nasdaq Global Select Market on April 29, 2025), under the Sales Agreement dated as of March 10, 2025, by and among the Company, TD Securities (USA) LLC, Barclays Capital Inc., The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Cantor Fitzgerald & Co., Compass Point Research & Trading, LLC, H.C. Wainwright & Co., LLC, Keefe, Bruyette & Woods, Inc., Mizuho Securities USA LLC, Santander US Capital Markets LLC, and SG Americas Securities, LLC.

RISK FACTORS

An investment in our class A common stock involves a high degree of risk. Before deciding whether to invest in our class A common stock, you should carefully consider the risks described below and under the sections captioned “Risk Factors” or “Risk Factor Updates” contained in our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q, and any of our Current Reports on Form 8-K, each of which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our class A common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

The market price of our class A common stock has been and may continue to be volatile and you may not be able to sell your shares at or above the price you pay in this offering.

The market price of our class A common stock has historically been volatile and this volatility has been significant in recent periods. Since August 11, 2020, the date on which we announced our initial purchase of bitcoin, the closing price of our class A common stock has increased from $12.36 as of August 10, 2020, the last trading day before our announcement, to $381.45 as of April 29, 2025, and has traded as high as $543.00 and as low as $13.26 during such period and the daily trading volume was as high as 100,444,000 shares and as low as 385,000 shares. All amounts in the preceding sentence have been adjusted to reflect our 10-for-1 stock split by means of stock dividend, following which trading of our class A common stock commenced on a split-adjusted basis at market open on August 8, 2024. The market price of our class A common stock may fluctuate widely in response to various factors, some of which are beyond our control. These factors include, but are not limited to:

•	fluctuations in the price of bitcoin, of which we have significant holdings, and in which we expect we will continue to make significant purchases and announcements about our transactions in bitcoin;

•	changes to our bitcoin strategy;

•	announcement of additional capital raising transactions;

•	regulatory, commercial and technical developments related to bitcoin or the Bitcoin blockchain;

•	quarterly variations in our results of operations or those of our competitors;

•

announcements about our earnings that are not in line with analyst expectations, the likelihood of which may be enhanced because it is our policy not to give guidance relating to our anticipated financial performance in future periods;

•	announcements by us or our competitors of acquisitions, dispositions, new offerings, significant contracts, commercial relationships, or capital commitments;

•	our ability to develop, market, and deliver new and enhanced offerings on a timely basis;

•	commencement of, or our involvement in, litigation;

•	recommendations by securities analysts or changes in earnings estimates and our ability to meet those estimates;

•	investor perception of our Company, including as compared to investment vehicles that are designed to track the price of bitcoin, such as spot bitcoin ETPs;

•	announcements by our competitors of their earnings that are not in line with analyst expectations;

•	the volume of shares of our class A common stock and other securities available for public sale;

•	sales or purchases of stock by us or by our stockholders and issuances of awards under our equity incentive plan; and

•

general economic conditions and slow or negative growth of related markets, including as a result of war, terrorism, infectious diseases, natural disasters and other global events, and government responses to such events.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. In addition, the stock market and the market for both bitcoin-influenced and technology companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies in those markets. In particular, recent trading prices of our class A common stock may reflect market dynamics that are not connected to traditional software and business intelligence industry fundamentals, or to valuation methods commonly associated with operating companies in these industries or with companies engaged predominantly in passive investments in bitcoin or other commodities, such as exchange-traded funds. Our equity market capitalization as of March 31, 2025 is well in excess of our stockholders’ equity calculated in accordance with U.S. GAAP, and in excess of valuations that might traditionally be expected based on our operating performance, cash flows and net assets. Investors may therefore be unable to assess the value our class A common stock or evaluate the risks of an investment in us using traditional or commonly used enterprise valuation methods. We cannot predict how these dynamics may evolve over time, or whether or how long they may last. These market and industry factors may significantly harm the market price of our class A common stock, regardless of our actual operating performance, resulting in substantial losses for investors in our class A common stock,.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin, paying cash dividends on our outstanding preferred stock, and for working capital. As a result, our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially. Our management may not apply our net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause the market price of our class A common stock to decline.

We may use the net proceeds from this offering to purchase additional bitcoin, the price of which has been, and will likely continue to be, highly volatile.

We may use the net proceeds from this offering to purchase additional bitcoin. Bitcoin is a highly volatile asset that has traded below $50,000 per bitcoin and above $105,000 per bitcoin on the Coinbase exchange (our principal market for bitcoin) in the 12 months preceding the date of this prospectus. In addition, bitcoin does not pay interest or other returns and so ability to generate a return on investment from the net proceeds from this offering will depend on whether there is appreciation in the value of bitcoin following our purchases of bitcoin with the net proceeds from this offering. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering.

Purchasers will experience immediate dilution in the book value per share of the class A common stock purchased in the offering.

The shares of class A common stock sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our class A common stock will be substantially higher than the net tangible book value per share of our outstanding class A common stock. Our net tangible book value represents our total assets less our digital assets (which are classified as intangible assets) and less our total liabilities. After giving effect to the sale of shares of our class A common stock in the aggregate amount of $21,000,000,000 at an assumed offering price of $381.45 per share, the last sale price of our class A common stock on April 29, 2025 on The Nasdaq Global Select Market, and after deducting estimated commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2025 would have been approximately $10.95 billion, or approximately $36.30 per share. This represents an immediate increase in as adjusted net tangible book value of approximately $76.94 per share to the existing holders of our class A common stock and an immediate dilution in as adjusted net tangible book value of approximately $345.15 per share to purchasers of our class A common stock in this offering.

Furthermore, the exercise of outstanding options or the conversion of our outstanding convertible notes or Perpetual Strike Preferred Stock, or the payment of dividends on our Perpetual Strike Preferred Stock in shares of class A common stock, could result, and the vesting of outstanding restricted stock units and performance stock units will result, in further dilution to investors. In addition, the market price of our class A common stock could fall as a result of resales of any of these shares of class A common stock issuable upon such exercise, conversion, issuance or vesting due to an increased number of shares of class A common stock available for sale in the market.

You may experience future dilution as a result of future equity or convertible debt offerings.

In order to raise additional capital, we may in the future offer additional shares of our class A common stock, or additional convertible debt, convertible preferred stock or other securities convertible into or exchangeable for our class A common stock, at prices that may not be the same as the price per share that you pay in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Any such offerings could result in further dilution to you.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Accordingly, stockholders must rely on capital appreciation, if any, for any return on their investment.

We have never declared or paid cash dividends on our class A common stock or class B common stock. We currently intend to use available cash to purchase additional bitcoin, meet our dividend obligations on our preferred stock, and for other general corporate purposes, and we do not intend to pay cash dividends in respect of our class A common stock or class B common stock in the foreseeable future. Additionally, if we fail to declare and pay full dividends on our preferred stock, then we will be prohibited from paying dividends on our class A common stock until such dividend obligations are fully satisfied, subject to limited exceptions. As a result, capital appreciation, if any, of our class A common stock will be your sole source of gain for the foreseeable future.

Our class A common stock is junior to our existing and future indebtedness and our preferred stock, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other class or series of preferred stock that we may issue in the future

If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then our assets will be available to distribute to our equity holders, including holders of our class A common stock and preferred stock, only if all of our then-outstanding indebtedness is first paid in full. The remaining assets, if any, would then be allocated among the holders of our equity securities in accordance with their respective liquidation rights.

Our outstanding classes of preferred stock are, and any new class or series of preferred stock that we may issue in the future will be, senior to our class A common stock with respect to payments upon liquidation, dissolution or winding up. If any assets remain after payment in full of the liquidation preference of the preferred stock, those remaining assets will be distributed to holders of our common stock. There may be insufficient remaining assets available to pay the liquidation preference on our preferred stock, in which case holders of our class A common stock would not receive any value for their shares.

USE OF PROCEEDS

From time to time, we may issue and sell shares of our class A common stock having aggregate sales proceeds of up to $21,000,000,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin, paying cash dividends on our outstanding preferred stock, and for working capital.

Bitcoin is a highly volatile asset that has traded below $50,000 per bitcoin and above $105,000 per bitcoin in our principal market in the 12 months preceding the date of this prospectus supplement. Bitcoin does not pay interest or other returns and so our ability to generate cash from our bitcoin holdings depends on sales. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering, and there can be no assurance as to whether or when we will realize any cash proceeds from our contemplated acquisition of bitcoin.

We have not determined the amount of net proceeds to be used specifically for any of these purposes. As a result, our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve.

DIVIDEND POLICY

We have never declared or paid cash dividends on our class A common stock or class B common stock. We currently intend to use available cash to purchase additional bitcoin, meet our dividend obligations on our preferred stock, and for other general corporate purposes, and we do not intend to pay cash dividends in respect of our class A common stock or class B common stock in the foreseeable future.

The Company’s 8.00 % Series A Perpetual Strike Preferred Stock accumulates cumulative dividends (“Regular STRK Dividends”) at a rate per annum equal to 8.00% on the liquidation preference thereof (the “Regular STRK Dividend Rate”), and that are payable when, as and if declared by Strategy’s board of directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on March 31, 2025 (each, a “Regular STRK Dividend Payment Date”). Declared Regular STRK Dividends on the Perpetual Strike Preferred Stock are payable, at Strategy’s election, in cash, shares of class A common stock or a combination of cash and shares of class A common stock.

The Company’s 10.00% Series A Perpetual Strife Preferred Stock, par value $0.001 per share (the “Perpetual Strife Preferred Stock”) accumulates cumulative dividends (“Regular STRF Dividends”) at a rate per annum equal to 10.00% (the “Regular STRF Dividend Rate”) of the stated amount of $100 per share. Regular STRF Dividends are payable when, as and if declared by Strategy’s board of directors, out of funds legally available for their payment, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on June 30, 2025 (each, a “Regular STRF Dividend Payment Date”). Declared Regular STRF Dividends on the Perpetual Strife Preferred Stock are payable solely in cash. If any accumulated Regular STRF Dividend (or any portion thereof) on the Perpetual Strife Preferred Stock is not paid on the applicable Regular STRF Dividend Payment Date (or, if such Regular STRF Dividend Payment Date is not a business day, the next business day), then additional Regular STRF Dividends (“Compounded STRF Dividends”) will accumulate on the amount of such unpaid Regular STRF Dividend, compounded quarterly at the Compounded STRF Dividend Rate (as defined below), from, and including, such Regular STRF Dividend Payment Date to, but excluding, the date the same, including all Compounded STRF Dividends thereon, is paid in full. The “Compounded STRF Dividend Rate” applicable to any unpaid Regular STRF Dividend that was due on a Regular STRF Dividend Payment Date (or, if such Regular STRF Dividend Payment Date is not a business day, the next business day) will initially be a rate per annum equal to the Regular STRF Dividend Rate plus 100 basis points; provided, however, that until such Regular STRF Dividend, together with Compounded STRF Dividends thereon, is paid in full, such Compounded STRF Dividend Rate will increase by 100 basis points per annum for each subsequent Regular STRF Dividend period, up to a maximum rate of 18% per annum.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with the Agents, under which we may offer and sell up to $21,000,000,000 of our shares of class A common stock from time to time through the Agents acting as our sales agents, or their respective broker-dealer affiliates (each such entity, a “Selling Agent”). Sales of our shares of class A common stock, if any, under this prospectus supplement will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act or any other method permitted by law, which may include negotiated transactions or block trades. We entered into the Sales Agreement on May 1, 2025.

Each time we wish to issue and sell shares of our class A common stock under the Sales Agreement, we will notify an Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed an Agent, unless such Agent declines to accept the terms of such notice, such Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of an Agent under the Sales Agreement to sell our shares of class A common stock are subject to a number of conditions that we must meet. We will only sell shares through one Selling Agent on any single day. Sales pursuant to the Sales Agreement may be made through an affiliate of an Agent. In addition, the Company has agreed that Bernstein Institutional Services LLC will execute sales of shares into the market on behalf of SG Americas Securities, LLC.

The settlement of sales of shares between us and any Selling Agent is generally anticipated to occur on the trading day following the date on which the sale was made. Sales of our shares of class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Selling Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay an Agent a commission of up to 2.0% of the aggregate gross proceeds we receive from each sale of our shares of class A common stock made by such Agent or its affiliated Selling Agent. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Agents for the fees and disbursements of Agents’ counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of their legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Agents under the terms of the Sales Agreement, will be approximately $3.3 million. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

A Selling Agent will provide written confirmation to us before the open of The Nasdaq Global Select Market on the day following each day on which our shares of class A common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the shares of class A common stock on our behalf, each Selling Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of such Agent will be deemed to be underwriting commissions or discounts. In addition, we have agreed to indemnify the Agents against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Agents may be required to make in respect of such liabilities.

The offering of our shares of class A common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of class A common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and the Agents may each terminate the Sales Agreement at any time upon three trading days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed with the SEC as an exhibit to a Current Report on Form 8-K filed under the Exchange Act and will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Each of the Agents and their respective affiliates have previously provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received and may in the future receive customary fees. In the course of their respective businesses, the Agents or their affiliates may actively trade our securities for their own accounts or for the accounts of their customers, and, accordingly, the Agents or their affiliates may at any time hold long or short positions in such securities.

This prospectus supplement in electronic format may be made available on websites maintained by the Agents, and the Agents may distribute this prospectus supplement electronically.

LEGAL MATTERS

The validity of the shares of class A common stock offered hereby will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP. The Agents are being represented by Davis Polk & Wardwell LLP in connection with this offering.

EXPERTS

The consolidated financial statements of MicroStrategy Incorporated as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

Available Information

This prospectus supplement is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We also incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (File Nos. 000-24435 and 001-42509):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 18, 2025;

•

The information in our proxy statement filed on  April 28, 2025, but only to the extent such information is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•

Current Reports on Form 8-K as filed with the SEC on  January 3, 2025,  January 6, 2025 (with respect to Item 8.01),  January 13, 2025 (with respect to Item 8.01),  January 21, 2025 (with respect to Item 8.01),  January 23, 2025,  January 24, 2025,  January 27, 2025 (with respect to Item 8.01),  January 31, 2025,  February 3, 2025,  February 5, 2025,  February 10, 2025 (with respect to Item 8.01),  February 18, 2025 (with respect to Item 8.01),  February 20, 2025,  February 24, 2025,  February 24, 2025 (with respect to Item 8.01),  March 3, 2025 (with respect to Item 8.01),  March 10, 2025 (with respect to Items 1.01 and 8.01),  March 17, 2025  (with respect to Item 8.01), March  18, 2025, March  21, 2025, March  24, 2025 (with respect to Item 8.01), March  25, 2025, March 31, 2025 (with respect to Item  8.01), April  7, 2025 (with respect to Item 8.01), April  14, 2025 (with respect to Item 8.01), April  21, 2025 (with respect to Item 8.01), and April 28, 2025 (with respect to Item 8.01); and

•

The description of our class A common stock contained in our Registration Statement on Form 8-A as filed with the SEC on June  10, 1998, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 18, 2025, and including any amendments and reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents).

Requests for such documents should be directed to:

Strategy

1850 Towers Crescent Plaza

Tysons Corner, Virginia 22182

Attention: Investor Relations

Email: ir@strategy.com

(703) 848-8600

The information accessible through any website referred to in this prospectus supplement or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus supplement.

PROSPECTUS

Debt Securities

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our class A common stock is listed on The Nasdaq Global Select Market under the symbol “MSTR.”

Investing in our securities involves significant risks. See the information included under “Risk Factors” on page 8 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 27, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement (and any applicable free writing prospectus) together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information contained in the prospectus supplement or free writing prospectus, as applicable.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you. This prospectus and any accompanying prospectus supplement (and any applicable free writing prospectus) do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction or under any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

A statement contained in a subsequent prospectus supplement or document incorporated by reference into this prospectus after the date hereof shall be deemed to be modified or superseded for purposes of this prospectus to the extent that such statement contained in this prospectus conflicts or is otherwise inconsistent with the statement in any such prospectus supplement or subsequently filed document which is also incorporated in this prospectus. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, in any accompanying prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “MicroStrategy,” the “Company,” “we,” “us,” and “our” refer to MicroStrategy Incorporated and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.microstrategy.com. The information contained in, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-24435) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 15, 2024;

•

The information in our proxy statement filed on April 12, 2024, but only to the extent such information is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, as filed with the SEC on May 1, 2024, August 6, 2024 and October 31, 2024;

•

Current Reports on Form 8-K as filed with the SEC on February 26, 2024, March 6,  2024, March 11,  2024, March  11, 2024, March 15,  2024, March  19, 2024, March  19, 2024, May  24, 2024, June  3, 2024, June  14, 2024, June  20, 2024, June  20, 2024, July  5, 2024, July  11, 2024, September  13, 2024, September  18, 2024, September  20, 2024, September  20, 2024, October  30, 2024, November  12, 2024, November  18, 2024, November  20, 2024, November  21, 2024, November  25, 2024, December  2, 2024, December  9, 2024, December  16, 2024, December  20, 2024, December  23, 2024, December  30, 2024, January  3, 2025, January  6, 2025, January  13, 2025, January  21, 2025, January  23, 2025, January  24, 2025 and January 27, 2025; and

•

The description of our class A common stock contained in our Registration Statement on Form  8-A as filed with the SEC on June  10, 1998, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 14, 2020, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

1850 Towers Crescent Plaza

Tysons Corner, Virginia

Attention: Investor Relations

703-848-8600

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “targeted,” “goal” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. There are many risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. The principal risks, uncertainties and other important factors that have affected or may affect our business and that have caused or could cause our actual results to differ materially include, without limitation:

Risks Related to our Business in General

•	our quarterly operating results, revenues, and expenses may fluctuate significantly, which could have an adverse effect on the market price of our stock;

•	we may not be able to regain profitability in future periods;

•	a significant decrease in the market value of our bitcoin holdings could adversely affect our ability to service our indebtedness;

•	unrealized fair value gains on our bitcoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022;

Risks Related to Our Bitcoin Acquisition Strategy and Holdings

•	our bitcoin strategy exposes us to various risks associated with bitcoin;

•

bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin have in the past influenced and are likely to continue to influence our financial results and the market price of our class A common stock;

•	Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty;

•	our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our bitcoin holdings;

•	the availability of spot exchange-traded products for bitcoin and other digital assets may adversely affect the market price of our class A common stock;

•	our bitcoin strategy subjects us to enhanced regulatory oversight;

•	the concentration of our bitcoin holdings enhances the risks inherent in our bitcoin strategy;

•	bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes;

•	the emergence or growth of other digital assets could have a negative impact on the price of bitcoin;

•	our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents;

•

if we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected;

•	regulatory change reclassifying bitcoin as a security could lead to our classification as an investment company under the Investment Company Act of 1940;

•	we are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

•	our bitcoin strategy exposes us to risk of non-performance by counterparties;

Risks Related to Our Enterprise Analytics Software Business Strategy

•	we derive revenue from a single software platform and related services as well as revenue from our installed customer base;

•

as our customers increasingly shift from a product license model to a cloud subscription model, we could face higher future rates of attrition, and such a shift could continue to affect the timing of revenue recognition or reduce product licenses and product support revenues;

•	our recognition of deferred revenue and advance payments is subject to future performance obligations and may not be representative of revenues for succeeding periods;

•

integration of artificial intelligence into our enterprise analytics product offerings and our use of artificial intelligence in our operations could result in reputational or competitive harm, legal liability, and other adverse effects on our business;

Risks Related to Our Technology and Intellectual Property

•	third parties may claim we infringe their intellectual property rights;

•

the nature of our software makes it particularly susceptible to undetected errors, bugs, or security vulnerabilities, which could cause problems with how the software performs and, in turn, reduce demand for our software, reduce our revenue, and lead to litigation claims against us;

Risks Related to Our Operations

•

business disruptions, including interruptions, delays, or failures of our systems, third-party data center hosting facility, or other third-party services, as a result of geopolitical tensions, acts of terrorism, natural disasters, pandemics (like the COVID-19 pandemic), and similar events, could materially adversely affect our operating results or result in a material weakness in our internal controls that could adversely affect the market price of our stock;

•

we face a variety of risks in doing business with U.S. and foreign federal, state, and local governments and government agencies, including risks related to the procurement process, budget constraints and cycles, termination of contracts, and compliance with government contracting requirements;

•

changes in laws or regulations relating to privacy or the collection, processing, disclosure, storage, localization, or transmission of personal data, or any actual or perceived failure by us or our third-party service providers to comply with such laws and regulations, contractual obligations, or applicable privacy policies, could materially adversely affect our business;

•

if we or our third-party service providers experience a disruption due to a cybersecurity attack or security breach and unauthorized parties obtain access to our customers’, prospects’, vendors’, or channel partners’ data, our data, our networks or other systems, or the cloud environments we manage, our offerings may be perceived as not being secure, our reputation may be harmed, demand for our offerings may be reduced, our operations may be disrupted, we may incur significant legal and financial liabilities, and our business could be materially adversely affected;

Risks Related to Our Class A Common Stock

•	the market price of our class A common stock has been and may continue to be volatile;

•

because of the rights of our two classes of common stock and because Michael J. Saylor, who beneficially owns the majority of our class B common stock, controls a significant portion of our total voting power, Mr. Saylor has significant influence over matters that require approval of our stockholders and could impede a third party from acquiring us, or limit the ability of our other stockholders to influence corporate matters funds;

•

future sales, or the perception of future sales, of our class A common stock, convertible debt instruments, convertible preferred stock, or other convertible securities could depress the price of our class A common stock;

Risks Related to Our Outstanding and Potential Future Indebtedness

•

our level and terms of indebtedness could adversely affect our ability to raise additional capital to further execute on our bitcoin strategy, fund our enterprise analytics software operations, and take advantage of new business opportunities;

•	we may be unable to service our indebtedness, which could cause us to default on our debt obligations and could force us into bankruptcy or liquidation;

•

we may not have the ability to raise the funds necessary to settle conversions of the convertible notes in cash, to repurchase the convertible notes for cash upon a fundamental change or to repurchase the 0.625% Convertible Senior Notes due 2028 on September 15, 2027, the 0% Convertible Senior Notes due 2029 on June 1, 2028, the 0.625% Convertible Senior Notes due 2030 or the 0.875% Convertible Senior Notes due 2031 on September 15, 2028, or the 2.25% Convertible Senior Notes due 2032 on June 15, 2029, and any future debt may contain, limitations on our ability to engage in cash-settled conversions or repurchases of convertible notes;

•	the conditional conversion feature of the outstanding convertible notes, if triggered, may adversely affect our financial condition and operating results; and

Other Risks

•	the other risks detailed in the “Risk Factors” sections incorporated by reference in this prospectus or contained or incorporated by reference in any prospectus supplement.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

RISK FACTORS

Investing in our securities involves significant risks. Before you make a decision to buy our securities, you should carefully review and consider the specific risks set forth under (i) the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus and (ii) under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference herein and/or included in any prospectus supplement, as well as the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements”. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, cash flows, liquidity and results of operations and the market price of the securities we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

MICROSTRATEGY INCORPORATED

Business Overview

MicroStrategy® is the world’s first and largest Bitcoin Treasury Company. We are a publicly traded company that has adopted bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as cash flows from our operations, we strategically accumulate bitcoin and advocate for its role as digital capital. Our treasury strategy is designed to provide investors varying degrees of economic exposure to bitcoin by offering a range of securities, including equity and fixed income instruments.

In addition, we provide industry-leading AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere™. We leverage our development capabilities to explore innovation in Bitcoin applications, integrating analytics expertise with our commitment to digital asset growth. We believe our combination of operational excellence, strategic bitcoin reserve, and focus on technological innovation positions us as a leader in both the digital asset and enterprise analytics sectors, offering a unique opportunity for long-term value creation.

Bitcoin Strategy

Our bitcoin strategy generally involves from time to time, subject to market conditions, (i) issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin and (ii) acquiring bitcoin with our liquid assets that exceed working capital requirements. We intend to fund further bitcoin acquisitions primarily through issuances of class A common stock and a variety of fixed-income instruments, including debt, convertible notes and preferred stock.

We view our bitcoin holdings as long-term holdings and expect to continue to accumulate bitcoin. We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional financings to purchase additional bitcoin. This overall strategy also contemplates that we may (i) periodically sell bitcoin for general corporate purposes or in connection with strategies that generate tax benefits in accordance with applicable law, (ii) enter into additional capital raising transactions that are collateralized by our bitcoin holdings, and (iii) consider pursuing strategies to create income streams or otherwise generate funds using our bitcoin holdings.

Additionally, we periodically engage in advocacy and educational activities regarding the continued acceptance and value of Bitcoin as an open, secure protocol for an internet-native digital capital asset, and we leverage our software development capabilities to explore innovation in Bitcoin applications.

Enterprise Analytics Software Strategy

MicroStrategy is a pioneer in AI-powered business intelligence (BI), and a global leader in enterprise analytics solutions. We provide software and services designed to turn complex, chaotic data environments into rich, reliable, and convenient information feeds for our customers. Our vision is to make every worker a domain expert by delivering Intelligence Everywhere™.

Our cloud-native flagship, MicroStrategy ONE™, powers some of the largest analytics deployments in the world for customers spanning a wide range of industries, including retail, banking, technology, manufacturing, insurance, consulting, healthcare, telecommunications, and the public sector.

Integral to the MicroStrategy ONE platform are Generative AI capabilities that are designed to automate and accelerate the deployment of AI-enabled applications across our customers’ enterprises. By making advanced analytics accessible through conversational AI, MicroStrategy ONE provides non-technical users with the ability to directly access novel and actionable insights for decision-making.

MicroStrategy ONE combines the flexibility and scalability afforded by a modern, cloud application with the reliability and security of our robust data governance model. It empowers users by making rich analytics easily accessible and personalized, while enabling organizations to harness the value of their data wherever it is needed.

Our Corporate Information

Our principal executive offices are located at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, and our telephone number is (703) 848-8600. Our website address is www.microstrategy.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

MicroStrategy, MicroStrategy ONE, MicroStrategy Auto, MicroStrategy AI, Intelligence Everywhere, HyperIntelligence, MicroStrategy Consulting, MicroStrategy Education, Dossier, MicroStrategy Cloud, Enterprise Semantic Graph, MicroStrategy Services, Global Delivery Center, and Intelligent Enterprise are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus to acquire additional bitcoin and for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement. We have not determined the amount of net proceeds to be used specifically for any particular purpose. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities that MicroStrategy Incorporated may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities,” the term “debt securities” means the senior and subordinated debt securities that we issue and the applicable trustee authenticates and delivers under the applicable indenture. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean MicroStrategy Incorporated excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the “senior trustee.” We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the “subordinated trustee.” The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an “indenture” and together as the “indentures” and the senior trustee and the subordinated trustee are referred to individually as a “trustee” and together as the “trustees.” This section summarizes some of the provisions of the indentures and is qualified in its entirety by` the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. The debt securities will not be guaranteed by an of our subsidiaries.

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

•	the initial aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	the denominations of the debt securities if other than $2,000 or multiples of $1,000;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether the debt securities will be subject to the defeasance provisions in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	any special tax implications of the debt securities;

•	any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and

•	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•

we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•

failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•

default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

•

all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates;

•

there is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us; and

•	we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•

deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates; and

•

deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•

to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•

to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•

to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•

changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into class A common stock, other securities or property in accordance with the terms of the senior debt securities; or

•

reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Notice of Redemption. Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.

If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Conversion Rights. We will describe the terms upon which senior debt securities may be convertible into our class A common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our class A common stock or other securities issuable upon conversion.

No Personal Liability of Incorporators, Stockholders, Officers, or Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our second restated certificate of incorporation (“Certificate”), our amended and restated bylaws (“Bylaws”) and applicable provisions of Delaware corporate law. You should read our Certificate and Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 10,330,000,000 shares of class A common stock, par value $0.001 per share (“class A common stock”), 165,000,000 shares of class B common stock, par value $0.001 per share (“class B common stock”), and 1,005,000,000 shares of preferred stock, par value $0.001 per share (“preferred stock”). As of January 23, 2025, 231,632,665 shares of class A common stock were outstanding, 19,640,250 shares of class B common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

Annual Meeting Annual meetings of our stockholders are held on the date designated in accordance with our Bylaws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority voting power of the outstanding shares of stock entitled to vote at the meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the board of directors, the chairman of the board of directors, or a committee of the board of directors which has been duly designated by the board of directors, and whose powers and authority, as expressly provided in a resolution of the board of directors, include the power to call such meetings.

Voting Rights. On all matters to be voted upon by stockholders, including the election of directors, each holder of (i) class A common stock is entitled to one vote for each share held of record and (ii) class B common stock is entitled to ten votes for each share held of record. Holders of class A common stock and class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may be required by Delaware law or as otherwise expressly specified in our Certificate. Our Certificate and Bylaws do not provide for cumulative voting rights. Except as otherwise provided by law, our Certificate or our Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the votes cast by stockholders entitled to vote on the subject matter, present in person or represented by proxy at a meeting at which a quorum is present, shall be the act of the stockholders. Directors shall be elected by a plurality of the votes cast by stockholders entitled to vote on the election of directors, present in person or represented by proxy at a meeting at which a quorum is present.

Dividends. Subject to the rights, powers and preferences of any outstanding preferred stock, and except as provided by law or in our Certificate, dividends may be declared and paid or set aside for payment on each class of common stock out of legally available assets or funds when and as declared by the board of directors. We may not make any dividend or distribution with respect to any class of our common stock unless at the same time we make a ratable dividend or distribution with respect to each outstanding share of our common stock, regardless of class. In the case of a stock dividend or other distribution payable in shares of a class of common stock, only shares of class A common stock may be distributed with respect to class A common stock and only shares of class B common stock may be distributed with respect to class B common stock, and the number of shares of common stock payable per share must be equal for each class. The payment of dividends is contingent upon our revenue and earnings, capital requirements, and general financial condition, as well as contractual restrictions and other considerations deemed to be relevant by our board of directors.

Liquidation, Dissolution and Winding Up. Subject to the rights, powers and preferences of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, our net assets will be distributed pro rata to the holders of each class of our common stock.

Other Rights. Holders of the class A common stock and class B common stock have no right to:

•	have the stock redeemed;

•	purchase additional stock; or

•	maintain their proportionate ownership interest.

Holders of shares of the common stock are not required to make additional capital contributions.

Holders of shares of class A common stock and class B common stock are not required to make additional capital contributions. Shares of class A common stock are not convertible into any other shares of our capital stock. Each share of class B common stock is convertible into one share of class A common stock (i) at any time at the option of the holder and (ii) automatically upon the sale, assignment, gift or other transfer of such class B common stock share, except where such sale, assignment, gift or other transfer was (x) approved in advance by the holders of a majority of the class B common stock outstanding, voting separately as a class, or (y) effected as a result of the death of the transferor, in which case, such transfer may be approved by the holders of a majority of the class B common stock outstanding, voting separately as a class, within thirty (30) days of such transfer.

Equal Status. Except as expressly provided in our Certificate, shares of class A common stock and class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. In the event of any merger, consolidation, or other business combination requiring the approval of our stockholders entitled to vote thereon (whether or not we are the surviving entity), the holders of shares of class A common stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of shares of class B common stock, and the holders of shares of class A common stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of shares of class B common stock; provided, however, that in any transaction in which shares of capital stock are distributed to holders of common stock, the shares of capital stock distributed to holders of class A common stock and class B common stock may differ, but only to the extent that the class A common stock and the class B common stock differ in our Certificate.

Transfer Agent and Registrar. Equiniti Trust Company, LLC is the transfer agent and registrar for the class A common stock and the class B common stock.

Listing. Our class A common stock is listed on the Nasdaq Global Select Market under the symbol “MSTR.” Our class B common stock is not listed on any securities exchange or automated quotation system.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•

junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. The dividend rate may vary based on the price of bitcoin, the ratio of bitcoin we hold compared to our outstanding indebtedness or other reference metrics tied to the price of bitcoin or our holdings of bitcoin. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock ranking on parity with the preferred stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our Certificate that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our class A common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of class A common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects

Certain provisions of our Certificate and Bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our class A common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our class A common stock.

Dual Class Stock. Our Certificate provides for a dual class common stock structure, which provides Michael J. Saylor, our founder, chairman of the board of directors, and executive chairman, with the ability to significantly influence the outcome of matters requiring stockholder approval, even though he owns less than a majority of the shares of our outstanding common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets. Our Certificate allows holders of class B common stock to transfer shares of class B common stock, subject to the approval of stockholders holding a majority of the outstanding class B common stock. Therefore, Mr. Saylor could transfer significant voting power of MicroStrategy to a third party without the approval of our board of directors or our other stockholders.

No Cumulative Voting. The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our Certificate provides otherwise. Our Certificate does not provide for cumulative voting.

Board of Directors. All of our directors are elected annually. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Board Vacancies May Be Filled by Majority of Directors Then in Office. Vacancies and newly created seats on our board of directors may be filled by a majority of the remaining members of our board of directors, although such majority is less than a quorum, by a sole remaining director or by stockholders. Furthermore, only our board of directors may determine the number of directors on our board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on the board of directors makes it more difficult to change the composition of our board of directors.

Undesignated Preferred Stock. As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Delaware Business Combination Statute. We are subject to Section 203 of the DGCL (“Section 203”), which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person (“interested stockholder”). Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock through the issuance of depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called “depositary receipts,” for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our Certificate and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges due to the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, class A common stock, preferred stock or depositary shares. We may offer warrants separately or together with one or more additional debt securities, class A common stock, preferred stock, depositary shares or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;

•

if applicable, the date from and after which any warrants issued as part of a unit and the related class A common stock, preferred stock, depositary shares or debt securities will be separately transferable;

•

the number of shares of class A common stock, preferred stock, depositary shares or aggregate principal amount of debt securities purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of debt securities, class A common stock, preferred stock, depositary shares or warrants as described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, class A common stock, preferred stock, depositary shares or debt securities constituting the units; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES

Each debt security, depositary share, subscription right, purchase contract, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, subscription rights, purchase contracts, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities of a particular series, depositary shares, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called “participants,” that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, units or warrants, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. Any shares of class A common stock will be listed on The Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of MicroStrategy Incorporated as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Up to $21,000,000,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

TD Cowen	The Benchmark Company	BTIG	Canaccord Genuity
Cantor	Mizuho	Santander	SOCIETE GENERALE

May 1, 2025